UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 7, 2013
NEWELL RUBBERMAID INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-9608	36-3514169
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

3 Glenlake Parkway
Atlanta, Georgia		30328
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (770) 418-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On May 7, 2013, at the 2013 Annual Meeting of Stockholders of Newell Rubbermaid Inc. (the “Company”), the Company’s stockholders approved the Newell Rubbermaid Inc. 2013 Incentive Plan (the “Plan”), which previously had been approved by the Company’s Board of Directors subject to stockholder approval. The two primary purposes of the 2013 Plan are to help the Company attract, retain, and motivate Company executives, other employees and non-employee directors and to link the interests of these individuals with the interests of Company stockholders over the longer term. The 2013 Plan will accomplish these purposes by serving as the primary vehicle for the Company’s equity-based and other incentive compensation programs. The 2013 Plan is an incentive compensation plan that provides for both stock-based and cash-based grants, including stock options, stock awards, stock unit awards, stock appreciation rights, and annual and long-term incentive awards (collectively, “Awards”).
The Board has delegated administration of the Plan to the Organizational Development & Compensation Committee (the “Committee”), except with respect to Awards to be made to the Chief Executive Officer and non-employee directors. The Board, or Committee, as applicable, has full authority to select the individuals who will receive Awards, to determine the form and amount of each of the Awards to be granted, and to establish the terms and conditions of Awards.
The Board, or Committee, as applicable, in its discretion may provide that any Award granted under the Plan will be subject to the attainment of performance goals, including those that qualify the award as “performance-based compensation” under Section 162(m) of the Internal Revenue Code.
The number of shares of the Company’s common stock that may be issued under the Plan is 62,500,000. The number of shares available for issuance under the Plan shall be reduced by (i) one share for each share issued pursuant to a stock option or stock appreciation right and (ii) 3-1/2 shares for each share issued pursuant to a stock award or stock unit award. Grants made after December 31, 2012 under the Newell Rubbermaid Inc. 2010 Stock Plan (the “2010 Plan”) before May 7, 2013 similarly reduce the number of shares that may be issued under the Plan. The number of shares issuable under the Plan is subject to adjustment in the event of any reorganization, recapitalization, stock split, stock distribution, stock dividend, merger, consolidation, split-up, spin-off, combination, subdivision, consolidation or exchange of shares, any change in the capital structure of the Company, or any similar corporate transaction. In such case, the Board has the discretion to make adjustments as it deems necessary to preserve the intended benefits under the Plan.

Awards may be granted under the Plan only during a 10-year period beginning on May 7, 2013 and ending on May 7, 2023. The Board may from time to time, amend, suspend, or terminate the Plan, subject, in certain circumstances, to stockholder approval.
A more detailed summary of the material terms of the Plan appears on pages 69 to 81 of the Company’s Definitive Proxy Statement on Schedule 14A (the “Proxy Statement”) which was filed with the Securities and Exchange Commission on March 28, 2013. That summary is incorporated by reference herein. That summary and the description of the Plan above are qualified in their entirety by reference to the full text of the Plan, a copy of which is incorporated by reference as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
As a result of the approval of the Plan by the Company’s stockholders, the 2010 Plan was terminated, and no further awards will be made under the 2010 Plan. All awards that were previously granted under the 2010 Plan will remain outstanding and will continue to be governed by the terms of the 2010 Plan.
Item 9.01 Financial Statements and Exhibits.
Exhibit

10.1	Newell Rubbermaid Inc. 2013 Incentive Plan (incorporated by reference to Exhibit B to the Registrant’s Proxy Statement dated March 28, 2013).
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 14, 2013            NEWELL RUBBERMAID INC.

By:    /s/ John K. Stipancich
John K. Stipancich
Executive Vice President, General Counsel
and Corporate Secretary and Executive
Leader EMEA